Exhibit 99.B(h)(2)

SCHEDULE D
TO THE AMENDED AND RESTATED
ADMINISTRATION AND TRANSFER AGENCY AGREEMENT
BETWEEN
SEI INSTITUTIONAL MANAGED TRUST
AND
SEI INVESTMENTS FUND MANAGEMENT
DATED AS OF DECEMBER 10, 2003
AS AMENDED JUNE 17, 2004, MARCH 8, 2006, JUNE 23, 2006, MARCH 14, 2007, JANUARY 31,
2008, JUNE 26, 2008, MARCH 25, 2009, JUNE 25, 2009, FEBRUARY 16, 2010, DECEMBER 6,
2011, MARCH 28, 2012, AUGUST 7, 2014, SEPTEMBER 15, 2014, DECEMBER 9, 2014 AND JUNE 22, 2015

Portfolios:

This Agreement shall apply with respect to all portfolios of the Trust, either now existing or in the future created. The following is a listing of the current portfolios of the Trust (collectively, the “Funds”):

Large Cap Fund
Large Cap Value Fund
Large Cap Growth Fund
Tax-Managed Large Cap Fund
Small Cap Fund
Small Cap Value Fund
Small Cap Growth Fund
Tax-Managed Small/Mid Cap Fund
Mid-Cap Fund
Core Fixed Income Fund
U.S. Fixed Income Fund
High Yield Bond Fund
Real Estate Fund
U.S. Managed Volatility Fund
Enhanced Income Fund
Global Managed Volatility Fund
Real Return Fund
Tax-Managed Managed Volatility Fund
S&P 500 Index Fund
Prime Obligation Fund
Multi-Strategy Alternative Fund
Multi-Asset Accumulation Fund
Accumulation Commodity Strategy Subsidiary Ltd. (a wholly owned subsidiary of Multi-Asset Accumulation Fund)
Multi-Asset Income Fund
Multi-Asset Inflation Managed Fund
Inflation Commodity Strategy Subsidiary Ltd. (a wholly owned subsidiary of Multi- Asset Inflation Managed Fund
Multi-Asset Capital Stability Fund
Long/Short Alternative Fund
Dynamic Asset Allocation Fund

Fees:	Pursuant to Article 6, the Trust shall pay the Administrator the following fees, at the annual rate set forth below calculated based upon the aggregate average daily net assets of the Trust:

Large Cap Fund Class A, I, G and Y Shares	0.30%
Large Cap Value Fund Class A, I, G and Y Shares	0.30%
Large Cap Growth Fund Class A, I, G and Y Shares	0.30%
Tax-Managed Large Cap Fund — Class A, G, T and Y Shares All Classes Except T	0.30%
Tax-Managed Large Cap Fund — Class T Shares	0.15%
Small Cap Fund Class A, I, G and Y Shares	0.30%
Small Cap Value Fund Class A, I, G and Y Shares	0.30%
Small Cap Growth Fund Class A, I, G and Y Shares	0.30%
Tax-Managed Small/Mid Cap Fund Class A, G and Y Shares	0.30%
Mid-Cap Fund Class A, G and Y Shares	0.30%
Core Fixed Income Fund Class A, I, G and Y Shares	0.28%
U.S. Fixed Income Fund Class A, I, G and Y Shares	0.28%
High Yield Bond Fund Class A, I, G and Y Shares	0.30%
Real Estate Fund Class A, I, G and Y Shares	0.30%
U.S. Managed Volatility Fund Class A, I, G and Y Shares	0.30%
Enhanced Income Fund Class A, I, G and Y Shares	0.30%
Global Managed Volatility Fund Class A, I, G and Y Shares	0.30%
Real Return Fund Class A, I, G and Y Shares	0.30%
Tax-Managed Managed Volatility Fund Class A, I, G and Y Shares	0.30%
S&P 500 Index Fund Class A, E, I and G Shares	0.22%
Prime Obligation Fund Class A and G Shares	0.22%
Multi-Strategy Alternative Fund Class A and Y Shares	0.30%
Multi-Asset Accumulation Fund Class A and Y Shares (inclusive of CFC)	0.30%
Multi-Asset Income Fund Class A and Y Shares	0.30%
Multi-Asset Inflation Managed Fund — Class A and Y Shares (inclusive of CFC)	0.30%
Multi-Asset Capital Stability Fund Class A and Y Shares	0.30%
Long/Short Alternative Fund — Class A Shares	0.30%
Dynamic Asset Allocation Fund — Class A and Y Shares	0.30%

D-1